UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 1, 2009, Bonson Information Technology Ltd. (“Bonson”), a wholly-owned subsidiary of AsiaInfo Holdings, Inc. (“AsiaInfo” or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Call Center International Limited (“Call Center”) to purchase a 60% ownership stake in SmartCall Holding Limited (“SmartCall”), a wholly owned subsidiary of Call Center. SmartCall is a Cayman Islands registered company which through its subsidiaries in China, provides outbound call services on behalf of telecommunications operators in China, a form of value-added telecommunications services AsiaInfo believes that the transaction furthers its on-going strategy of expanding its market-leading telecommunications software and service solutions business in China.

On October 1, 2009 (the “Closing”), the parties consummated the transaction as contemplated by the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, Bonson acquired 60% ownership stake in SmartCall for an aggregate consideration up to $2.21 million, the payment is subject to the achievement of certain business goals by SmartCall.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press release dated October 2, 2009 announcing the Company’s investment in SmartCall Holding Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: October 2, 2009		/s/ Wei Li
	Name:	Wei Li
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated October 2, 2009 announcing the Company’s investment in SmartCall Holding Limited.